UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 24, 2006
MIDWEST BANC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29598	36-3252484
State or Other Jurisdiction of	Commission File No.	I.R.S. Employer Identification
Incorporation or Organization		Number
501 W. NORTH AVENUE
MELROSE PARK, ILLINOIS 60160
(Address of principal executive offices)
(708) 865-1053
(Registrant’s Telephone Number,
Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 24, 2006, Midwest Banc Holdings, Inc. (the “Company”) entered into a revolving line of credit ($50,000,000) with an initial rate of 6.09% and a maturity date of March 23, 2007. Interest payments are due monthly at the one month LIBOR rate plus 145 basis points; the loan is secured by the common stock of the Company’s subsidiary bank. The revolving line of credit includes the following covenants: (1) the subsidiary bank must not have nonperforming assets in excess of 2.00% of total loans; (2) the subsidiary bank must report a quarterly profit starting in 2006, excluding charges related to acquisitions; and (3) the subsidiary bank must be considered well capitalized. The Company was in compliance with these debt covenants as of March 24, 2006. The loan agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     On December 29, 2005, the Compensation Committee of the Board of Directors of the Company approved an Amendment to the Employment Agreement between Midwest Banc Holdings, Inc., Midwest Bank and Trust Company, and James J. Giancola. Under the amendment Mr. Giancola will receive 29,316 shares of restricted common stock in lieu of stock options for 100,000 shares of the Company’s common stock which he was entitled to receive under his employment agreement. The Amendment to the Employment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

	Exhibit 10.1	Loan Agreement
	Exhibit 10.2	Amendment to Employment Agreement as of September 28, 2004 between the Company and the Chief Executive Officer

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.
Date: March 24, 2006	By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Senior Vice President and Chief Financial Officer